Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Ohio Dividend Advantage Municipal Fund 2
333-66062
811-10445


A special meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008, and was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.

Voting results for the new Fundamental Investment Policies are as follows:

 <c>Common and MuniPreferred shares voting
 together as a class
<c>  MuniPreferred shares voting
together as a class
To approve the elimination of the fundamental policies relating to investments in municipal securities and below investment grade securities.


   For
            1,368,131
                      119
   Against
               105,520
                        14
   Abstain
                 60,844
                        34
   Broker Non-Votes
               456,632
                      587
      Total
            1,991,127
                      754



To approve the new fundamental policy relating to investments in municipal securities.


   For
            1,376,438
                      123
   Against
                 91,319
                          9
   Abstain
                 66,738
                        35
   Broker Non-Votes
               456,632
                      587
      Total
            1,991,127
                      754

Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012624.